Exhibit 99.1

Box Reports Third Quarter Fiscal 2026 Financial Results

Revenue of $301 Million, up 9% Year-Over-Year, up 8% in Constant Currency

Remaining Performance Obligations of $1.5 Billion, up 18% Year-Over-Year, up 19% in Constant Currency

GAAP Operating Margin of 8.3% and Non-GAAP Operating Margin of 28.6%

GAAP Net Income Per Share of $0.05 and Non-GAAP Net Income Per Share of $0.31

New $150 Million Expansion of Stock Repurchase Program

REDWOOD CITY, Calif. – December 2, 2025 – Box, Inc. (NYSE:BOX), the leading Intelligent Content Management (“ICM”) platform, today announced preliminary financial results for the third quarter of fiscal year 2026, which ended October 31, 2025.

“Our strong third quarter performance proves how quickly enterprises are embracing Box as their AI-powered Intelligent Content Management platform,” said Aaron Levie, co-founder and CEO of Box. “Enterprises want one platform that brings together security, compliance, collaboration and AI. The power of Box is that customers can have a single agentic platform for managing and working with their unstructured data, leverage all of the leading AI models, and have integration across their tech stack.”

“Q3 results demonstrate strong execution, with revenue and billings above our guidance,” said Dylan Smith, co-founder and CFO of Box. “Box AI and Enterprise Advanced adoption are driving consistent price per seat increases and seat expansion, resulting in an improvement in our Q3 net retention rate to 104%. Our strategic investments in our sales and marketing programs and product roadmap are paying off, as we drive profitable growth and consistently return capital to our shareholders.”

Fiscal Third Quarter Financial Highlights

All comparisons are against the prior year comparable quarter

•
Revenue of $301.1 million, up 9%, or 8% on a constant currency basis.
•
Remaining performance obligations (“RPO”) of $1.5 billion, up 18%, or 19% on a constant currency basis. Short-term RPO of $837 million, up 14%, and long-term RPO of $680 million, up 25%.
•
Billings of $296.0 million, up 12% as reported and on a constant currency basis.
•
Record GAAP gross profit of $239.5 million, or 79.6% of revenue, up from $220.4 million, or 79.9% of revenue.
•
Record non-GAAP gross profit of $246.1 million, or 81.7% of revenue, up from $226.1 million, or 81.9% of revenue.
•
GAAP operating income of $25.1 million, or 8.3% of revenue, up from $23.4 million, or 8.5% of revenue.
•
Record non-GAAP operating income of $86.1 million, or 28.6% of revenue, up from $80.2 million, or 29.1% of revenue.
•
GAAP diluted earnings per share (“EPS”) of $0.05, flat year-over-year, impacted by $0.01 from unfavorable foreign exchange rates. This also includes a negative impact of $0.06 from the recognition of non-cash deferred tax expenses, compared to $0.01.
•
Non-GAAP diluted EPS of $0.31, compared to $0.45, impacted by $0.01 from unfavorable foreign exchange rates. This also includes a negative impact of $0.16 from the recognition of non-cash deferred tax expenses, compared to $0.01.
•
Net cash provided by operating activities of $73.0 million, up 17%.
•
Non-GAAP free cash flow of $61.4 million, up 7%.

Growth on a constant currency basis and impact from foreign exchange is determined by comparing current period reported results with the current results calculated using the equivalent rates in the prior period, excluding the effect of hedging.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Recent Business Highlights

•
Delivered wins or expansions with leading organizations across a variety of industries, including Media & Entertainment (Sony Group Corporation and WPP Group), Consumer Packaged Goods (Bumble Bee Foods and Elf Cosmetics), Legal

(Morgan, Lewis & Bockius and Williams & Connolly LLP), Public Sector (Department of Energy and Naval Air Systems Command), Financial Services (CCBank and KSL Capital Partners), and Transportation (Tokyo Metro Co., Ltd.).
•
Announced a new fleet of next-generation AI agents to drive intelligent workflows in the enterprise, including:
•
Box Extract, a data extraction solution powered by AI agents that delivers accurate data and insights from a multitude of content types including documents, presentations, images, and more.
•
Box Automate, an agentic workflow automation solution designed to orchestrate work across agents and teams.
•
Additional powerful AI capabilities to Box Apps, Box’s no-code solution for quickly building intelligent applications to manage content-driven business processes.
•
Announced Box Shield Pro, a powerful new suite of security capabilities powered by AI, allowing customers to automatically apply AI-driven classification, accelerate threat response with agentic insights, and proactively strengthen their security posture against evolving threats like ransomware.
•
Announced support for Anthropic’s Claude Sonnet 4.5, Google’s Gemini 3 Pro, Mistral AI’s Medium 3 & Small 3.1, and OpenAI’s GPT-5 & GPT-5.1 in Box AI Studio.
•
Strengthened our partnership with Amazon by signing a multi-year strategic collaboration agreement to transform agentic AI capabilities for the future of enterprise content and integrating the Box MCP server with Amazon Quick Suite, allowing enterprises to securely access and interact with content in Box directly from the Amazon Quick Suite chat experience. Box will also be available on the AWS marketplace to accelerate the value of both platforms.
•
Announced a strategic partnership with Tata Consultancy Services (TCS) to enable customers to accelerate innovation, unlock valuable insights from legacy content systems, and drive business outcomes across sectors.
•
Announced an integration with Anthropic’s Claude Skills API, bringing powerful content creation capabilities directly into Box workflows and enabling users to leverage Claude’s file creation capabilities.
•
Announced an integration with Mistral AI to bring a direct, secure connection to Mistral’s conversational assistant, Le Chat, via the Box MCP server.
•
Announced the availability of the Box AI Agent in Gemini Enterprise (Preview) through Google Cloud Marketplace. Built with the Agent2Agent Protocol (A2A) and the Box MCP server, the agent is designed for interoperability, allowing it to interact seamlessly with other agents in Gemini Enterprise.
•
Served as a launch partner for OpenAI’s AgentKit, empowering developers and enterprises to build and reliably deploy powerful, content-aware AI agents grounded in their own secure business data.
•
Announced support for Slack’s new Work Objects, bringing the power of Box Intelligent Content Management directly into Slack conversations.
•
Hosted BoxWorks 2025, attracting thousands of attendees and speakers from leading organizations in-person in San Francisco and virtually.
•
Announced the fifth-annual Box Impact Fund, offering $150,000 in grants to nonprofits ready to accelerate their digital transformation journeys. Six nonprofits will each receive $25,000 grants to pursue innovative digital projects that help progress their mission-driven work.

Update on Share Repurchase Plan

In the third quarter of fiscal year 2026, Box repurchased 2.4 million shares for approximately $77 million. As of October 31, 2025, approximately $35 million of buyback capacity was remaining under Box’s current share repurchase plan. Box remains committed to opportunistically returning capital to its shareholders through an ongoing stock repurchase program, and the Board of Directors authorized an expansion of its stock repurchase program by an additional $150 million.

Outlook

Approximately 40% of Box’s revenue is generated outside of the U.S., of which approximately 65% is in Japanese Yen. The following guidance includes the expected impact of FX headwinds, assuming present foreign currency exchange rates.

As Box has become consistently profitable on a GAAP basis, the Company has released valuation allowances associated with certain deferred tax assets. Accordingly, in fiscal year 2026, Box is recognizing deferred tax expense. This non-cash expense is reflected in Box’s GAAP and non-GAAP diluted net income per share guidance for the fiscal fourth quarter and full fiscal year 2026.

Box currently has $205 million of outstanding 0% convertible senior notes due to mature on January 31, 2026. Upon conversion, Box intends to satisfy its conversion obligation by paying the outstanding convertible debt principal with cash and delivering any conversion premium in shares of common stock. Box does not expect any meaningful dilution in connection with the settlement of these notes unless the conversion premium is above the capped call price of $35.58.

Q4 FY26 Guidance

•
Revenue is expected to be approximately $304 million, up 9% year-over-year, or 8% on a constant currency basis. This includes an expected positive impact of approximately 100 basis points due to FX.
•
GAAP operating margin is expected to be approximately 11%, and non-GAAP operating margin is expected to be approximately 30%. This includes an expected positive impact of 20 basis points due to FX.
•
GAAP net income per share attributable to common stockholders is expected to be approximately $0.06. GAAP EPS guidance includes an expected negative impact of $0.08, which includes a positive impact of $0.01 from favorable exchange rates and a negative impact of $0.09 from the recognition of non-cash deferred tax expenses.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be approximately $0.33. Non-GAAP EPS guidance includes an expected negative impact of $0.18, which includes a positive impact of $0.01 from favorable exchange rates and a negative impact of $0.19 from the recognition of non-cash deferred tax expenses, as compared to a negative impact of $0.01 in the prior year.
•
Weighted-average diluted shares outstanding are expected to be approximately 147 million.

Full Year FY26 Guidance

Full year FY26 guidance below assumes a neutral impact from foreign exchange rates, assuming present foreign currency exchange rates.

•
Revenue is expected to be approximately $1.175 billion, up 8% year-over-year. This includes an expected positive impact of approximately 70 basis points due to FX.
•
GAAP operating margin is expected to be approximately 7%, and non-GAAP operating margin is expected to be approximately 28%. This includes an expected positive impact of approximately 10 basis points due to FX.
•
GAAP net income per share attributable to common stockholders is expected to be approximately $0.19. GAAP EPS guidance includes an expected negative impact of $0.19, which includes a positive impact of $0.02 from favorable exchange rates and a negative impact of $0.21 from the recognition of non-cash deferred tax expenses.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be approximately $1.28. Non-GAAP EPS guidance includes an expected negative impact of $0.59, which includes a positive impact of $0.02 from favorable exchange rates and a negative impact of $0.61 from the recognition of non-cash deferred tax expenses, as compared to a negative impact of $0.04 in the prior year.
•
Weighted-average diluted shares outstanding are expected to be approximately 149 million.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP net income per share and operating margin guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.boxinvestorrelations.com for a period of 90 days after the date of the call. Prepared remarks will be available on the Box Investor Relations website after the call ends.

The conference call can be accessed by registering online at https://events.q4inc.com/attendee/948629782 at which time registrants will receive dial-in information as well as a conference ID.

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain X accounts (@box and @levie), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these X accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these X accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions, including statements regarding Box’s expectations regarding its growth and profitability, the size of its market opportunity, its investments in go-to-market programs, the demand for its products, the potential of AI and its impact on Box, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, the success of strategic partnerships and acquisitions, the impact of macroeconomic conditions on its business, its ability to grow and scale its business and drive operating efficiencies, the impact of fluctuations in foreign currency exchange rates on its future results, its net retention rate, its ability to achieve revenue targets and billings expectations, its revenue and billings growth rates, its ability to expand operating margins, its long-term financial targets, its ability to maintain profitability on a quarterly or ongoing basis, its free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, its revenue, billings, GAAP and non-GAAP gross margins, GAAP and non-GAAP net income per share, GAAP and non-GAAP operating margins, the related components of GAAP and non-GAAP net income per share, weighted-average outstanding share count expectations for Box’s fiscal fourth quarter and full fiscal year 2026 in the section titled “Outlook” above, equity burn rate, any potential repurchase of its common stock, whether, when, in what amount and by what method any such repurchase would be consummated, and the share price of any such repurchase. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by changes in tariffs, sanctions, international treaties, export/import laws and other trade restrictions, the Russia-Ukraine conflict and the conflict in the Middle East, inflation, and fluctuations in foreign currency exchange rates; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the intelligent content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third-party partnerships; and (9) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Box. While Box believes these estimates are meaningful, they could differ from the actual amounts that Box ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2025. Box assumes no obligations and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended October 31, 2025.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended July 31, 2025. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.boxinvestorrelations.com. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to common stockholders, non-GAAP net income per share attributable to common stockholders, billings, remaining performance obligations, non-GAAP free cash flow and free cash flow margin. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making (including for purposes of determining variable compensation of members of management and other employees) and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position. The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to common stockholders, and non-GAAP net income per share attributable to common stockholders. Box defines these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation (“SBC”), acquired intangible assets amortization, and as applicable, other special items. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquired intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense that is not typically affected by operations during any particular period. Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) expenses related to certain litigation, (2) expenses associated with a non-recurring workforce reorganization, consisting primarily of severance and other personnel-related costs, and (3) expenses related to acquisitions. In addition to these expenses, Box excludes the following items to calculate non-GAAP net income attributable to common stockholders: (1) amortization of debt issuance costs, (2) the income tax effects related to deferred taxes, (3) induced conversion of convertible notes, and (4) undistributed earnings attributable to preferred stockholders. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income as a percentage of revenue, respectively. Non-GAAP net income per share attributable to common stockholders is defined as non-GAAP net income attributable to common stockholders divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and helps investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure because it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract or a significant penalty that is due upon cancellation. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure because it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Non-GAAP free cash flow and free cash flow margin. Box defines non-GAAP free cash flow as cash flows from operating activities less net capital expenditures (purchases of property and equipment less proceeds from sales of property and equipment), principal payments of finance lease liabilities, capitalized software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Free cash flow margin is calculated as non-GAAP free cash flow divided by revenue. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers non-GAAP free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

About Box

Box (NYSE:BOX) is the leader in Intelligent Content Management. Our platform enables organizations to fuel collaboration, manage the entire content lifecycle, secure critical content, and transform business workflows with enterprise AI. Founded in 2005, Box simplifies work for leading global organizations, including AstraZeneca, JLL, Morgan Stanley, and Nationwide. Box is headquartered in Redwood City, CA, with offices across the United States, Europe, and Asia. Visit box.com to learn more. And visit box.org to learn more about how Box empowers nonprofits to fulfill their missions.

Contacts

Investors:
Cynthia Hiponia and Elaine Gaudioso
ir@box.com

Media:
Sheridan Hoover
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	October 31,	January 31,
	2025	2025
ASSETS
Current assets:
Cash and cash equivalents	$633,159	$624,575
Short-term investments	96,482	98,241
Accounts receivable, net	204,928	292,707
Other current assets	89,302	82,256
Total current assets	1,023,871	1,097,779
Operating lease right-of-use assets, net	90,963	77,970
Goodwill	81,297	76,969
Deferred tax assets	229,822	245,417
Intangible assets, net	91,616	74,510
Other assets, non-current	91,681	94,875
Total assets	$1,609,250	$1,667,520
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$79,383	$80,069
Accrued compensation and benefits	34,899	49,721
Debt, net, current	204,762	203,907
Deferred revenue	533,927	588,379
Total current liabilities	852,971	922,076
Debt, net, non-current	450,415	448,638
Operating lease liabilities, non-current	72,416	68,771
Other liabilities, non-current	24,284	30,759
Total liabilities	1,400,086	1,470,244
Series A convertible preferred stock	495,813	494,238
Stockholders’ deficit:
Common stock	14	14
Additional paid-in capital	642,241	677,088
Accumulated other comprehensive loss	(465)	(11,921)
Accumulated deficit	(928,439)	(962,143)
Total stockholders’ deficit	(286,649)	(296,962)
Total liabilities, convertible preferred stock and stockholders’ deficit	$1,609,250	$1,667,520

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2025	2024	2025	2024
Revenue	$301,107	$275,913	$871,378	$810,610
Cost of revenue	61,575	55,556	183,770	169,321
Gross profit	239,532	220,357	687,608	641,289
Operating expenses:
Research and development (1)	73,947	67,865	217,965	195,983
Sales and marketing (1)	103,066	95,407	304,363	283,315
General and administrative (1)	37,456	33,674	113,301	100,293
Total operating expenses	214,469	196,946	635,629	579,591
Income from operations	25,063	23,411	51,979	61,698
Interest income	6,218	5,805	19,631	16,881
Interest expense	(2,683)	(1,610)	(8,059)	(3,211)
Other (expense) income, net	(1,195)	(10,314)	737	(11,232)
Income before income taxes	27,403	17,292	64,288	64,136
Provision for income taxes	15,338	4,399	30,584	13,525
Net income	$12,065	$12,893	$33,704	$50,611
Accretion and dividend on series A convertible preferred stock	(4,285)	(4,282)	(12,825)	(12,832)
Undistributed earnings attributable to preferred stockholders	(885)	(985)	(2,373)	(4,302)
Net income attributable to common stockholders	$6,895	$7,626	$18,506	$33,477
Net income per share attributable to common stockholders
Basic	$0.05	$0.05	$0.13	$0.23
Diluted	$0.05	$0.05	$0.12	$0.23
Weighted-average shares used to compute net income per share attributable to common stockholders
Basic	144,383	143,479	144,572	144,275
Diluted	149,447	149,071	150,060	148,002

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2025	2024	2025	2024
Cost of revenue	$5,602	$4,640	$16,100	$13,992
Research and development	20,316	19,925	60,502	57,420
Sales and marketing	20,095	19,635	57,641	56,591
General and administrative	13,295	11,384	40,717	33,854
Total stock-based compensation	$59,308	$55,584	$174,960	$161,857

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,065	$12,893	$33,704	$50,611
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,983	5,926	23,609	15,910
Stock-based compensation expense	59,308	55,584	174,960	161,857
Amortization of deferred commissions	13,210	12,839	39,895	39,377
Deferred income taxes	10,118	1,345	19,637	4,866
Induced conversion expense	—	10,139	—	10,139
Other	3,048	(6,243)	(5,063)	(7,362)
Changes in operating assets and liabilities:
Accounts receivable, net	(17,668)	(12,537)	88,111	90,764
Deferred commissions	(13,455)	(11,572)	(34,813)	(30,860)
Operating lease right-of-use assets, net	5,501	4,821	16,101	18,171
Other assets	3,554	569	(4,211)	(26)
Accounts payable, accrued expenses and other liabilities	(7,081)	3,880	(22,644)	(10,519)
Operating lease liabilities	(7,349)	(6,332)	(19,865)	(21,658)
Deferred revenue	2,810	(8,730)	(63,354)	(91,186)
Net cash provided by operating activities	73,044	62,582	246,067	230,084
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(29,823)	(34,221)	(82,260)	(90,676)
Maturities of short-term investments	34,200	21,500	86,400	97,396
Sales of short-term investments	—	—	—	3,567
Purchases of property and equipment	(1,726)	(271)	(4,152)	(1,945)
Proceeds from sales of property and equipment	—	2,404	252	8,395
Capitalized software costs	(9,963)	(7,354)	(26,453)	(19,031)
Other	—	(3,525)	—	(3,525)
Net cash used in investing activities	(7,312)	(21,467)	(26,213)	(5,819)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes, net of issuance costs	—	448,953	—	448,953
Partial repurchase of convertible notes	—	(191,713)	—	(191,713)
Purchase of capped calls related to convertible notes	—	(52,486)	—	(52,486)
Settlement of capped calls related to convertible notes	—	30,313	—	30,313
Principal payments on borrowings	—	(30,000)	—	(30,000)
Repurchases of common stock	(76,853)	(29,965)	(166,436)	(168,651)
Payments of dividends to preferred stockholders	(3,750)	(3,750)	(11,250)	(11,250)
Proceeds from exercise of stock options	—	817	1,455	16,170
Proceeds from issuances of common stock under employee stock purchase plan	10,514	10,233	27,168	25,910
Employee payroll taxes paid for net settlement of stock awards	(19,745)	(20,306)	(67,088)	(58,089)
Other	—	—	(735)	(4,163)
Net cash (used in) provided by financing activities	(89,834)	162,096	(216,886)	4,994
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(633)	(881)	5,740	(3,470)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(24,735)	202,330	8,708	225,789
Cash, cash equivalents, and restricted cash, beginning of period	659,553	407,716	626,110	384,257
Cash, cash equivalents, and restricted cash, end of period	$634,818	$610,046	$634,818	$610,046

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended				Nine Months Ended
	October 31,				October 31,
	2025		2024		2025		2024
GAAP gross profit and gross margin	$239,532	79.6%	$220,357	79.9%	$687,608	78.9%	$641,289	79.1%
Stock-based compensation	5,602	1.8	4,640	1.6	16,100	1.9	13,992	1.7
Acquired intangible assets amortization	994	0.3	1,073	0.4	2,981	0.3	3,206	0.4
Workforce reorganization	2	—	—	—	941	0.1	—	—
Non-GAAP gross profit and gross margin	$246,130	81.7%	$226,070	81.9%	$707,630	81.2%	$658,487	81.2%

GAAP operating income and operating margin	$25,063	8.3%	$23,411	8.5%	$51,979	6.0%	$61,698	7.6%
Stock-based compensation	59,308	19.7	55,584	20.2	174,960	20.1	161,857	20.0
Acquired intangible assets amortization	994	0.3	1,073	0.4	2,981	0.3	3,206	0.4
Acquisition-related expenses	119	0.1	50	—	389	—	343	—
Expenses related to litigation	470	0.2	72	—	1,225	0.1	176	—
Workforce reorganization	150	—	—	—	8,325	1.0	—	—
Non-GAAP operating income and operating margin	$86,104	28.6%	$80,190	29.1%	$239,859	27.5%	$227,280	28.0%

GAAP net income and net income per share attributable to common stockholders, diluted	$6,895	$0.05	$7,626	$0.05	$18,506	$0.12	$33,477	$0.23
Stock-based compensation	59,308	0.40	55,584	0.37	174,960	1.17	161,857	1.09
Acquired intangible assets amortization	994	0.01	1,073	0.01	2,981	0.02	3,206	0.02
Acquisition-related expenses	119	—	50	—	389	—	343	—
Expenses related to litigation	470	—	72	—	1,225	0.01	176	—
Workforce reorganization	150	—	—	—	8,325	0.06	—	—
Amortization of debt issuance costs	891	—	651	—	2,670	0.02	1,604	0.01
Induced conversion expense (1)	—	—	10,139	0.07	—	—	10,139	0.07
Income tax effects of non-GAAP adjustments (2)	(16,597)	(0.11)	—	—	(51,067)	(0.34)	—	—
Undistributed earnings attributable to preferred stockholders	(5,159)	(0.04)	(7,733)	(0.05)	(15,853)	(0.11)	(20,192)	(0.13)
Non-GAAP net income and net income per share attributable to common stockholders, diluted	$47,071	$0.31	$67,462	$0.45	$142,136	$0.95	$190,610	$1.29
Weighted-average shares used to compute GAAP net income per share attributable to common stockholders, diluted (1)	149,447		149,071		150,060		148,002
Weighted-average shares used to compute non-GAAP net income per share attributable to common stockholders, diluted	149,447		149,499		150,060		148,311

GAAP net cash provided by operating activities	$73,044		$62,582		$246,067		$230,084
Purchases of property and equipment	(1,726)		(271)		(4,152)		(1,945)
Proceeds from sales of property and equipment	—		2,404		252		8,395
Principal payments of finance lease liabilities	—		—		—		(2,141)
Capitalized software costs	(9,963)		(7,354)		(26,755)		(21,053)
Non-GAAP free cash flow	$61,355		$57,361		$215,412		$213,340
GAAP net cash used in investing activities	$(7,312)		$(21,467)		$(26,213)		$(5,819)
GAAP net cash (used in) provided by financing activities	$(89,834)		$162,096		$(216,886)		$4,994
(1)
For the three and nine months ended October 31, 2024, weighted-average shares used to compute GAAP net income per share attributable to common stockholders, diluted exclude weighted-average shares related to the induced conversion of our convertible senior notes due January 15, 2026 because the impact was antidilutive.
(2)
Non-GAAP tax provision uses a long-term projected tax rate of 26.8%, which reflects currently available information and could be subject to change.

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2025	2024	2025	2024
GAAP revenue	$301,107	$275,913	$871,378	$810,610
Deferred revenue, end of period	545,991	491,304	545,991	491,304
Less: deferred revenue, beginning of period	(547,263)	(502,104)	(608,600)	(586,871)
Contract assets, beginning of period	5,931	5,481	4,160	2,452
Less: contract assets, end of period	(9,734)	(5,909)	(9,734)	(5,909)
Billings	$296,032	$264,685	$803,195	$711,586

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended	Fiscal Year Ended
	January 31, 2026	January 31, 2026
GAAP net income per share attributable to common stockholders, diluted	$0.06	$0.19
Stock-based compensation	0.38	1.55
Acquired intangible asset amortization	0.01	0.03
Expenses related to litigation	0.01	0.02
Amortization of debt issuance costs	0.01	0.02
Workforce reorganization	—	0.06
Income tax effects of non-GAAP adjustments (1)	(0.11)	(0.45)
Undistributed earnings attributable to preferred stockholders	(0.03)	(0.14)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.33	$1.28

Weighted-average shares, diluted	147,000	149,000

(1)
Non-GAAP tax provision uses a long-term projected tax rate of 26.8%, which reflects currently available information and could be subject to change.

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN GUIDANCE

(Unaudited)

	Three Months Ended	Fiscal Year Ended
	January 31, 2026	January 31, 2026
GAAP operating margin	11.0%	7.0%
Stock-based compensation	18.0	19.5
Acquired intangible assets amortization	0.5	0.5
Other (1)	0.5	1.0
Non-GAAP operating margin	30.0%	28.0%

(1)
Other includes workforce reorganization and expense related to litigation.